SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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GAI CORBIN MULTI-STRATEGY FUND, LLC
(Name of Registrant as Specified In Its Charter)

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GAI CORBIN MULTI-STRATEGY FUND, LLC
401 SOUTH TRYON STREET
CHARLOTTE, NC 28202

March 21, 2019

Dear Members:
This information statement (“Information Statement”) of GAI Corbin Multi-Strategy Fund, LLC (the “Fund”) is being furnished on behalf of the Fund’s Board of Managers (the “Board” and each manager, a “Manager”). The Fund is a Delaware limited liability company, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. This Information Statement is to inform members of the Fund (“Members”) of the proposed approval of a new investment advisory agreement between the Fund and Corbin Capital Partners, L.P. (“Corbin”), pursuant to which Corbin (currently, the subadviser of the Fund) would replace Wells Fargo Investment Institute, Inc. (“WFII”) as the investment adviser of the Fund (the “New Advisory Agreement”). It is also proposed that four persons, nominated by the Board, be elected to serve as Managers of the Fund.
WFII has determined that serving as investment adviser of certain investment funds that are subadvised by investment managers that are not affiliated with Wells Fargo is no longer consistent with WFII’s primary business focus. Additionally, WFII believes that it would be in the best interests of the Fund and Members for Corbin to assume the role of investment adviser of the Fund. Thus, at an in-person meeting of the Board held on February 28, 2019, WFII and Corbin proposed that the Fund take various actions to enable Corbin to continue to manage the investment portfolio of the Fund as the investment adviser (instead of as the subadviser) and to assume responsibility for providing to the Fund services currently provided by WFII.
After careful consideration of these proposals, the Board determined to approve various matters necessary for Corbin to succeed WFII as investment adviser of the Fund (the “Adviser Transition”). Among other things, the Board approved new service providers, including an administrator and a custodian, as well as a new board of managers, which would replace the current service providers and the current board of the Fund, respectively. In addition, the Board approved the New Advisory Agreement to enable Corbin to serve as investment adviser of the Fund and to assume responsibility for providing services that are now provided to the Fund by WFII. The terms of the New Advisory Agreement are substantially similar to the terms of the current investment advisory agreement between the Fund and WFII, except for the date of its effectiveness, its initial term, the termination notice period and a revised notice provision. As discussed in the enclosed Information Statement, there will also be a reduction of the advisory fee payable by the Fund under the New Advisory Agreement, and it is not expected that the Fund will bear any increase in the aggregate amount of other fees or expenses as a result of the Adviser Transition. In addition, the Adviser Transition will not result in any change in the investment objectives
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or investment policies of the Fund or any change in the personnel responsible for the day-to-day management of the investment portfolio of the Fund.
Approval of the New Advisory Agreement and the election of the new Managers would ordinarily require a proxy statement soliciting the approval of the Members. To become effective, the New Advisory Agreement and the election of the new Managers must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder) held by Members. However, certain Members whose aggregate beneficial interests (the “Shares”) in the Fund represent a majority of the Fund’s net asset value have communicated to the Fund their intent to (i) approve the New Advisory Agreement and (ii) elect the nominated Managers. The size of those Members’ holdings in the Fund is such that the vote of those Members necessarily determines the outcome of any vote. As a result, the Fund is filing this Information Statement in lieu of a proxy statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This Information Statement provides more detailed information about the New Advisory Agreement, Adviser Transition and new Managers. Although Corbin expects to manage the Fund in a substantially similar manner as WFII and the current investment advisory agreement is substantially similar to the New Advisory Agreement, certain differences could materially impact current Members. This Information Statement is being delivered to Members of record as of February 1, 2019 (the “Record Date”) on or about March 21, 2019.
All Members will have the right to vote their Shares at a special meeting of the Members (the “Member Meeting”). The Member Meeting will be held at 2 p.m. Eastern Time at 401 South Tryon Street, 2nd Floor, Wilmore Conference Room, Charlotte, NC 28202 on April 30, 2019, but the outcome of such vote is predetermined by the intent expressed by the principal Member.
Subject to obtaining approval by Members, the Adviser Transition is expected to be effected on July 1, 2019 or as soon as reasonably practicable thereafter.
I encourage you to read the enclosed Information Statement carefully. Thank you for your confidence and support.
Very truly yours,

/s/ Adam Taback Name: Adam Taback Title: President GAI Corbin Multi-Strategy Fund, LLC

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GAI CORBIN MULTI-STRATEGY FUND, LLC
401 South Tryon Street
Charlotte, NC 28202

JOINT SPECIAL MEETING OF MEMBERS
To Be Held on April 30, 2019

INFORMATION STATEMENT

This Information Statement is being furnished to members of the Fund (“Members”) by the Board of Managers of the Fund (the “Board”) to inform Members of the Fund’s proposed approval of a new investment advisory agreement between the Fund and Corbin Capital Partners, L.P. (“Corbin”).  Corbin (currently, the subadviser of the Fund) would replace Wells Fargo Investment Institute, Inc. (“WFII”) as the investment adviser of the Fund (the “New Advisory Agreement”). It is also proposed that four persons, nominated by the Board, be elected to serve as Managers of the Fund. Members will have the right to vote their shares at a special meeting of the Members held on April 30, 2019 (the “Member Meeting”). Subject to Member approval, each of these proposals would be effective July 1, 2019 or as soon as practicable thereafter (the “Transition Date”).
Approval of the New Advisory Agreement and the election of the new Managers would ordinarily require a proxy statement soliciting the approval of the Members. To become effective, the New Advisory Agreement and the election of the new Managers must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder) held by Members. However, certain Members whose aggregate beneficial interests (the “Shares”) in the Fund represent a majority of the Fund’s net asset value have communicated to the Fund their intent to (i) approve the New Advisory Agreement and (ii) elect the nominated Managers. The size of those Members’ holdings in the Fund is such that the vote of those Members necessarily determines the outcome of any vote. As a result, the Fund is filing this Information Statement in lieu of a proxy statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
The close of business on February 1, 2019 has been fixed as the record date (the “Record Date”) for the determination of Members entitled to notice of and to vote at the Member Meeting and any adjournment.
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Table of Contents
Page

A. Proposal 1	1

Approval of the New Investment Advisory Agreement	1
1940 Act Requirements	2
Corbin	3
Description of the New Advisory Agreement and Current Advisory Agreement	3
Board Consideration of New Advisory Agreement	5
Required Vote	6
Additional Information	7

B. Proposal 2	8

Election of Managers	8
Manager Nominees	9
Officers of the Fund	10
Role of the Board	13
Leadership Structure and Risk Oversight	13
Board Meetings and Committees	14
Report of the Audit Committee	15
Compensation Information	16
Nominee Equity Ownership	17
Section 16(a) Beneficial Ownership Reporting Compliance	17

C. General Information	18

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Proposal 1
Approval of the New Investment Advisory Agreement
After a review of the nature and goals of its business, WFII determined that serving as investment adviser to certain investment funds that are subadvised by investment managers that are not affiliated with Wells Fargo is no longer consistent with WFII’s primary business focus. Thereafter, and in view of WFII’s determination, WFII and Corbin discussed and reviewed the feasibility and benefits of Corbin assuming from WFII the role of investment adviser of the Fund and also assuming responsibility for providing the Fund with all of the other services now provided to it by WFII. WFII and Corbin each concluded that the proposed adviser transition would be beneficial to the Fund and Members, and Corbin determined that it has the personnel, expertise and resources that would be necessary in providing an expanded scope of services to the Fund.
Accordingly, among other things, WFII and Corbin proposed to the Board that the Fund enter into a new investment advisory agreement with Corbin (the “New Advisory Agreement”) under which Corbin will have responsibility for providing services that WFII now provides to the Fund and will be responsible for the day-to-day management of the investment portfolio of the Fund. WFII and Corbin have agreed to take various actions to facilitate the proposed adviser transition and to obtain necessary approvals of the Board and Members. In addition, Corbin has agreed to maintain in effect for a period of one year following the effectiveness of the proposed adviser transition its obligations under the existing expense limitation agreement of the Fund, pursuant to which Corbin will be obligated to waive certain fees or to absorb expenses of the Fund as may be necessary to limit the ordinary operating expenses of the Fund (excluding certain specified expenses) to certain annual percentage amounts of the average net assets of the Fund (the “Expense Limitation”).
The adviser transition and the proposals relating thereto (the “Adviser Transition”) were considered by the Board at an in-person meeting held on February 28, 2019. At this in-person meeting, the Board reviewed information relating to Corbin, including materials relating to Corbin’s business, personnel and financial resources, and met with and asked questions of senior management of Corbin. The Board also reviewed the terms of the New Advisory Agreement and other agreements that would be entered into by the Fund in connection with the Adviser Transition. In addition, the Board considered the proposed nominees to the Board, as discussed in Proposal 2.
The Board, with the exception of Adam Taback, is currently comprised of persons who are not “interested persons,” as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), of the Fund (the “Independent Managers”). Fund counsel advised the Board with respect to matters relating to their responsibilities in connection with the Adviser Transition.
After careful consideration of various matters, and evaluation of all factors deemed relevant, the Board, at its meeting on February 28, 2019, unanimously approved the New Advisory Agreement and approved the termination, effective upon the effectiveness of the New Advisory Agreement, of the current investment advisory agreement between the Fund and WFII as amended (the “Current Advisory Agreement”), and the subadvisory agreement among the Fund, WFII and Corbin (the “Subadvisory Agreement”), pursuant to which Corbin serves as subadviser of the Fund. To become effective, the New

Advisory Agreement must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act) held by Members of the Fund.
The New Advisory Agreement is substantially similar in all material respects to the Current Advisory Agreement, except for the replacement of the investment adviser, a reduction of the advisory fee, the date of its effectiveness, the termination notice period, its initial term and a revised notice provision. With respect to the reduction of the advisory fee, pursuant to the terms of the Current Advisory Agreement, the Fund pays the Adviser each month a management fee equal to one-twelfth of 1.25% of the aggregate net asset value of outstanding Shares determined as of the last business day of that month (before any repurchases of Shares). Notwithstanding the foregoing, the Adviser has contractually agreed to waive a portion of its management fee to the extent necessary to prevent the monthly fee payable to the Adviser by the Fund from exceeding one-twelfth of 1.00% of the aggregate value of the outstanding Shares of the Fund determined as of the last business day of the month (before any repurchases of Shares). Pursuant to the terms of the New Advisory Agreement, the Fund will pay the Adviser each month a management fee equal to one-twelfth of 0.75% of the aggregate net asset value of outstanding Shares determined as of the last business day of that month (before any repurchases of Shares). In addition, the Adviser Transition will not result in any change in the investment objectives or investment policies of the Fund or any change in the personnel responsible for the day-to-day management of the investment portfolio of the Fund. A copy of the New Advisory Agreement is contained in Exhibit 1 to this Information Statement.
1940 Act Requirements
Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser of a registered investment company, such as the Fund, except pursuant to a written contract that has been approved by the vote of a majority of the outstanding voting securities of the investment company. Therefore, the approval of the New Advisory Agreement by Members of the Fund is required. However, certain Members whose aggregate Shares in the Fund represent approximately 84% of the Fund’s net asset value, as of the Record Date, have communicated to the Fund their intent to approve the New Advisory Agreement. The size of those Members’ holdings in the Fund is such that the vote of those Members necessarily determines the outcome of any vote. If the New Advisory Agreement is not approved by Members, which is not anticipated, WFII will continue to serve as investment adviser to the Fund under the Current Advisory Agreement and Corbin will continue to serve as subadviser of the Fund under the Subadvisory Agreement.
If the New Advisory Agreement is approved by Members, it will become effective on or about the Transition Date and will have an initial term expiring two years from the date of its execution. The New Advisory Agreement may continue in effect from year to year after its initial term, provided that such continuance is approved annually by: (i) the Board; or (ii) the vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund; and, that, in either event, such continuance also is approved by a majority of the Independent Managers, by vote cast in person at a meeting called for the purpose of voting on such approval.

Corbin
Corbin is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. It has served as the subadviser of the Fund since commencement of the Fund’s operations.  Corbin, a Delaware limited partnership, is an alternative investment manager that provides investment advisory services to private investment funds, separate accounts, single investor vehicles as well as to the Fund (collectively, the “Corbin Funds”). The majority of Corbin Funds are commonly referred to in the asset management industry as funds of hedge funds or multi-manager funds, which generally means an investment vehicle whose investment program is pursued by employing the services of third-party investment managers in various ways, including by investing in hedge funds or other investment vehicles managed by such investment managers.
The following chart sets forth the name, address and principal occupation of the principal executive officers and directors of Corbin:
Name	Address	Principal Occupation

Tracy McHale Stuart	590 Madison Avenue New York, New York 10022	Chief Executive Officer

Anthony Anselmo	590 Madison Avenue New York, New York 10022	Chief Operating Officer

Daniel Friedman	590 Madison Avenue New York, New York 10022	General Counsel

Steven Carlino	590 Madison Avenue New York, New York 10022	Chief Financial Officer

Craig Bergstrom	590 Madison Avenue New York, New York 10022	Chief Investment Officer

Thomas Spadaccini	590 Madison Avenue New York, New York 10022	Chief Compliance Officer

The following chart sets forth the name and address of the parent companies of Corbin
Full Legal Name	Ownership Percentage of Corbin
Corbin Capital Partners Group, LLC	50.02%.

Description of the New Advisory Agreement and Current Advisory Agreement
WFII, or its predecessor, has served as investment adviser of the Fund since commencement of the Fund’s operations in 2010 pursuant to the Current Advisory Agreement. The Current Advisory Agreement was approved by the Board at an organizational meeting held on December 10, 2010. After its initial term, the Current Advisory Agreement has been continued in effect annually by action of the Board. Such continuance was last approved at a meeting held on May 10, 2018.

The terms of the Current Advisory Agreement and the New Advisory Agreement are described generally below.
Advisory Services. Under the Current Advisory Agreement, WFII is responsible for managing the investment activities of the Fund, subject to the supervision of the Board, in a manner consistent with the Fund’s investment objectives. The New Advisory Agreement requires that Corbin provide the same services. The Current Advisory Agreement provides that WFII may delegate responsibility for management of the investment portfolio to one or more subadvisers. Pursuant to that authority, Corbin currently acts as subadviser of the Fund and manages its investments in accordance with the provisions of the Subadvisory Agreement. The fees payable to Corbin pursuant to the Subadvisory Agreement are paid by WFII and are not paid by the Fund.
Advisory Fee. In consideration of services provided by WFII under the Current Advisory Agreement and Advisory Fee Waiver Agreement dated July 1, 2018, the Fund pays WFII a monthly advisory fee computed at the annual rate of 1.00% of the average net assets of the Fund determined as of the last business day of the month (before the repurchase of any Shares). The advisory fee is payable monthly as of the last business day of that month.  For the fiscal year ended March 31, 2018, WFII received $256,404 in advisory fees from the Fund.  Under the terms of the New Advisory Agreement, in consideration of services to be provided by Corbin, the Fund will pay Corbin a monthly advisory fee computed at the annual rate of 0.75% of the aggregate net assets of the Fund determined as of the last business day of the month (before the repurchase of any Shares).
Liability and Indemnification. The Current Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of WFII, or reckless disregard of its obligations and duties, WFII, including its officers, directors, employees or agents shall not be subject to any liability to the Fund, to any investor in the Fund or to any officer or manager thereof, for any act or omission in the course of, or connected with, rendering services. The provisions of the New Advisory Agreement relating to the liability of Corbin are substantially similar in all material respects as those in the Current Advisory Agreement. Additionally, the indemnification provisions of the New Advisory Agreement are identical to the indemnification provisions of the Subadvisory Agreement.
Effective Date and Term. The Current Advisory Agreement had an initial term that expired on December 10, 2012, and continues in effect from year to year thereafter; provided that such continuance is approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Independent Managers of the Fund, cast in person at a meeting called for the purpose of voting on such approval. The provisions of the New Advisory Agreement relating to the term of effectiveness of the New Advisory Agreement are the same as those of the Current Advisory Agreement, except that the New Advisory Agreement will become effective on July 1, 2019 (or as soon as reasonably practicable thereafter), following the approval of Members and will have an initial term expiring two years from the date of execution of the New Advisory Agreement.
Termination. The Fund has the right, at any time and without payment of any penalty, to terminate the Current Advisory Agreement upon sixty days’ prior written notice to WFII, either by majority vote of the Board or by the vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund. WFII has the right to terminate the Current Advisory Agreement upon sixty days’ prior written notice to the Fund. The New Advisory Agreement grants the Fund the right, at any time and without payment of any penalty, to terminate the New Advisory Agreement upon sixty days’ prior written notice to Corbin and Corbin has the right to terminate the New Advisory Agreement upon ninety days’ prior written notice to the Fund. Additionally, the termination notice provisions of the New Advisory Agreement are identical to the termination notice provisions of the Subadvisory Agreement.
Board Consideration of New Advisory Agreement
In making its determination to approve the New Advisory Agreement and to recommend its approval by Members of the Fund, the Board considered all information it deemed reasonably necessary to evaluate the terms of the New Advisory Agreement and the ability of Corbin to provide services to the Fund of an equivalent scope and quality as are now provided. The Independent Managers of the Fund reviewed materials furnished by Corbin, including information regarding Corbin, its affiliates and personnel, operations and financial condition. Prior to the in-person meeting on February 28, 2019, the Board met and discussed the New Advisory Agreement at a telephone meeting on February 15, 2019.
At the in-person meeting, the Board met with representatives of Corbin and discussed various matters relating to the operations of the Fund and Corbin and Corbin’s plans with respect to the management and offering of alternative investment products, including the Fund. Representatives of Corbin addressed questions regarding the experience and qualifications of Corbin and its ability to provide the full range of services required for the operations of the Fund and the Corbin representatives assured the Board that Corbin does not anticipate that there will be any reduction or adverse change in the scope, nature or quality of the investment advisory or other services provided to the Fund. These representatives described the plan designed to provide for the continuity of the investment advisory services under the New Advisory Agreement. They stated that no departures of personnel of Corbin material to the operations of the Fund are anticipated. Corbin representatives also advised the Board that Corbin will continue to provide investment advice with no material changes in operating conditions.
Based on its review, and after careful consideration of the factors discussed below, the Board (including each of the Independent Managers) unanimously approved the New Advisory Agreement. In connection with the Board’s review, the Independent Managers of the Fund met in an executive session, during which they were advised by and had the opportunity to discuss with legal counsel various matters relating to the New Advisory Agreement. The Board determined in approving the New Advisory Agreement that the New Advisory Agreement will enable the Fund to obtain high quality investment advisory services at a cost that is reasonable and appropriate. No single factor was considered in isolation, nor was any single factor considered to be determinative to the decision to approve the New Advisory Agreement.
In connection with their deliberations, the Independent Managers of the Fund, with the assistance of legal counsel, requested, received and reviewed information regarding the New Advisory Agreement and relevant materials furnished by Corbin and WFII. These materials included information regarding Corbin and its management, history, qualifications, personnel, operations and financial condition and other pertinent information. In addition, the representations made by representatives of Corbin were considered.

In considering the New Advisory Agreement, the Board considered the nature, extent and quality of operations and services currently provided by Corbin to the Fund under the Subadvisory Agreement. It also considered the fact that the Current Advisory Agreement and the New Advisory Agreement, including the terms relating to the services to be performed by Corbin are substantially similar in all material respects except for the replacement of the investment adviser, the date of its effectiveness, the termination notice period and revised notice provisions discussed above. Additionally, the Board considered the reduction of the advisory fee under the terms of the New Advisory Agreement and its impact on Members. The Board considered that, because Corbin currently serves as subadviser of the Fund, the retention of Corbin as investment adviser of the Fund will have minimal impact on the day-to-day management of the Fund. The Board also considered Corbin’s capability to manage a fund registered under the 1940 Act, including the adequacy of Corbin’s compliance program and resources.
With respect to the fees payable under the New Advisory Agreement, the Board compared the fees and overall expense levels of the Fund to those of similar funds and other funds with similar investment objectives, including other funds advised by Corbin and its affiliates. In evaluating the advisory fee, the Board also took into account the complexity and quality of the investment management services required by the Fund. The Board also considered the investment performance of the Fund, including comparisons of the Fund’s performance to that of other similar funds, and the anticipated costs of services to be provided and an estimate of the profits likely to be realized by Corbin from its relationship with the Fund. The Board considered the extent to which economies of scale in costs of providing services would be realized as the Fund grows and whether the fees payable to Corbin pursuant to the New Advisory Agreement properly reflects these economies of scale for the benefit of Members. The potential benefits to Corbin of its relationship with the Fund were also considered. The Board viewed as significant the fact that the key personnel of Corbin who currently provide investment advisory services to the Fund will continue to provide services to the Fund, and the commitment of Corbin to provide the personnel and utilize such resources as may be needed to provide services to the Fund. In addition to the foregoing, the Board considered the current financial condition and resources of Corbin.
Possible alternatives to approval of the New Advisory Agreement were also considered by the Board. During its review and deliberations, the Board evaluated the potential benefits, detriments and costs to the Fund and Members of the replacement of WFII as the investment adviser. The Board determined that Corbin has the requisite expertise, personnel and resources to enable it to provide high quality services to the Fund.
After consideration, the Board noted its overall satisfaction with the nature, quality and extent of services currently provided by Corbin as subadviser and concluded that the Fund would receive satisfactory services under the New Advisory Agreement from Corbin. The Board also determined that the fees and expense ratio of the Fund are within the range of the fees and expense ratios of similar funds. It also concluded that the profitability to Corbin from its relationship with the Fund would not be so disproportionately large that it would bear no reasonable relationship to the services rendered.
Required Vote
Approval of the New Advisory Agreement by Members of the Fund requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund. However, certain Members whose Shares in the Fund represent a majority of the Fund’s net asset value have communicated to the Fund their intent to approve the New Advisory Agreement. The size of those Members’ holdings in the Fund is such that the vote of those Members necessarily determines the outcome of any vote. As a result, the Fund is filing this Information Statement in lieu of a proxy statement. All Members will have the right to vote their Shares at the meeting held on April 30, 2019 (the “Member Meeting”), but the outcome of such vote is predetermined by the principal Members.
Additional Information
Corbin currently serves as the subadviser of the Fund, pursuant to the Subadvisory Agreement entered into among the Fund, WFII and Corbin dated December 23, 2010 and amended on January 1, 2016. Under the Subadvisory Agreement, Corbin provides day-to-day investment management services to the Fund, subject to the general supervision of WFII. The Subadvisory Agreement will terminate upon the effectiveness of the New Advisory Agreement.
Global Alternative Investment Services, Inc. serves as the Fund’s placement agent and, in such capacity, contracts with sub-placement agents that offer Shares in the Fund to investors in a private placement. It is contemplated that, subject to approval by the Board and the Independent Managers, the Fund will enter into a new placement agent agreement with UMB Distribution Services, LLC which would become effective when the New Advisory Agreement becomes effective. The new placement agent agreement will be similar to agreements that UMB Distribution Services, LLC has entered into with other funds that are registered under the 1940 Act. Under the new placement agent agreement, the Fund will be obligated to pay compensation to UMB Distribution Services, LLC that is comparable to the compensation paid to UMB Distribution Services, LLC by the investment advisers of other funds that are also registered under the 1940 Act. Generally, such compensation will be an annual asset-based fee based on the assets of the Fund.
The new placement agent agreement is not subject to approval by Members.
In consideration of Corbin’s agreement to limit the Fund’s expenses pursuant to the expense limitation agreements described above, the Fund will carry forward the amount of fees waived and expenses paid or absorbed by Corbin in excess of the Expense Limitation, for a period not to exceed three years from the end of the fiscal year in which the fee was waived or the expense was paid or absorbed, and will reimburse Corbin such amounts. Reimbursement will be made as promptly as possible, but only to the extent it does not cause the Fund’s annualized ordinary operating expenses to exceed the Expense Limitation in effect at the time that the fee was waived or the expense was paid or absorbed.

PROPOSAL 2
ELECTION OF MANAGERS
At the Member Meeting, Members will vote on a proposal to elect four persons nominated by the Board to serve as Managers of the Fund, effective on the Transition Date. The nominees are: Terrance Gallagher, Gary Shugrue, David Lee and Robert Seyferth. If elected, each of Gary Shugrue, David Lee and Robert Seyferth will serve as Independent Managers of the Fund. Messrs. Adam Taback, James Dunn, Stephen Golding, James Hille, Jonathan Hook and Dennis Schmal who currently serve as Managers of Fund, are not standing for election and will cease to serve as Managers effective upon the effectiveness of the New Advisory Agreement.
This proposal will be acted upon at the Member Meeting only if there are sufficient votes for Proposal 1 to approve the New Advisory Agreement. In the event that the New Advisory Agreement is not approved at the Meeting, the Board will continue to be comprised of Adam Taback, James Dunn, Stephen Golding, James Hille, Jonathan Hook and Dennis Schmal.
The provisions of the 1940 Act require that a majority of the Managers be elected by Members and allow the appointment of a new Manager by the Board to fill a vacancy on the Board only if, after such appointment, at least two-thirds of the Managers have been elected by Members. Therefore, in order for Gary Shugrue, David Lee and Robert Seyferth to serve as Managers, they are required to be elected by Members. Members are entitled to vote in proportion to their capital account balances as of the Record Date. However, certain Members, holding Shares constituting, in the aggregate, approximately 84% of the Fund’s net asset value, as of the Record Date, have communicated to the Fund their intent to approve the nominated Managers at the Member Meeting, meaning the outcome of any vote is predetermined.

The nominees each have consented to stand for election and to serve if elected. If elected, a nominee will serve for a term of indefinite duration until his successor is elected and qualified, or his earlier death, resignation or removal, or until declared bankrupt or incompetent by a court of appropriate jurisdiction. If any nominee should be unable to serve, an event that is not now anticipated, Members will vote for such replacement nominee as may be designated by the Board.
Information regarding the nominees, including brief biographical information, is set forth below as of March 1, 2019.

Manager Nominees
Name, Address* and Age	Position(s) Held with the Funds	Term of Office/ Length of Time Served	Principal Occupation(s) and Other Manager Roles Held During Past 5 Years	Number of Portfolios in Fund Complex Overseen

Terrance Gallagher** Year of Birth: 1958	Nominee	N/A	Executive Vice President, UMB Fund Services, Inc. (2007 – pre-sent). Director of Compliance, Unified Fund Services Inc. (now Huntington Fund Services), a mutual fund service provider (2004 – 2007).	6

David G. Lee Year of Birth: 1952	Nominee	N/A	President and Director, Client Opinions, Inc. (2003- 2011); Chief Operating Officer, Brandywine Global Investment Management (1998-2002).	6

Gary E. Shugrue Year of Birth: 1954	Nominee	N/A	Managing Director, Veritable LP (2016 – Present); Founder/President, Ascendant Capital Partners, LP (2001 – 2015); Trustee, Quaker Investment Trust.	6

Robert Seyferth Year of Birth: 1952	Nominee	N/A	Chief Procurement Officer/Senior Managing Director, Bear Stearns/JP Morgan Chase (1993-2009).	6

* The address of each nominee is 235 W. Galena Street, Milwaukee, WI 53212.
** Mr. Gallagher is deemed to be an interested person of the Fund because of his affiliation with an affiliate of the Fund’s Administrator, UMB Fund Services, Inc.
The Board believes that each of the nominees has the qualifications, experience, attributes and skills (“Manager Attributes”) appropriate to his service as a Manager of the Fund in view of the Fund’s business and structure. In addition to a demonstrated record of business and/or professional accomplishment, each of the nominees has served on boards for organizations other than the Fund and has significant board experience. The Board annually conducts a “self-assessment” wherein the performance of the Board and the effectiveness of the Board’s committee structures are reviewed.
In addition to the information provided in the chart above, below is certain additional information concerning each particular nominee and certain of his Manager Attributes. The information provided below, and in the chart above, is not all-inclusive. Many Manager Attributes involve intangible elements, such as intelligence, work ethic, the ability to work together, to communicate effectively, to exercise judgment, to ask incisive questions, and to manage people and problems or to develop solutions.
Terrance Gallagher. Mr. Gallagher has more than 35 years of experience in all areas of registered investment products.
David G. Lee.  Mr. Lee has more than 25 years of experience in the financial services industry.
Robert Seyferth.  Mr. Seyferth has more than 30 years of business and accounting experience.
Gary E. Shugrue.  Mr. Shugrue has more than 30 years of experience in the financial services industry.
Set forth below are the names and certain biographical information for the Fund’s officers, as reported by them to the Fund. Assuming the New Advisory Agreement is approved at the Member Meeting, it is expected that the persons named below will resign as officers of the Fund and that personnel of Corbin will be appointed by the Board to serve as officers of the Fund.
Officers of the Fund
Name and Age(1)	Position(s) With the Fund	Length of Time Served(2)	Principal Occupation During Past Five Years
Adam Taback* (Born 1971)	Manager, President	Since 2010
Deputy Chief Investment Officer, Wells Fargo Private Bank, a division of Wells Fargo Bank, since 2014; Head of Global Alternative Investments and Executive Vice President, Wells Fargo Investment Institute, Inc., since 2014; President, Wells Fargo Investment Institute, Inc. (formerly known as Alternative Strategies Group, Inc.), 2003-2014; President, Wells Fargo Alternative Asset Management, LLC, 2011; President, Global Alternative Investment Services, Inc., since 2010; President, A.G. Edwards Capital, Inc., 2008-2017.

Chairman of the Board of Trustees, GAI Agility Income Fund, since 2010; Director, Global Alternative Investment Services, Inc., since 2010; Director, A.G. Edwards Capital, Inc., 2008-2017; Director, Wells Fargo Investment Institute, Inc., 2005-2014; Chairman of the Board of Managers, GAI Mesirow Insight Fund, LLC, 2011-2015; Chairman of the Board of Managers, GAI Aurora Opportunities Fund, LLC, 2010-2016.

Michael Roman (Born 1980)	Treasurer	Since 2010
Manager of Global Alternative Investments Financing and Accounting, Wells Fargo Investment Institute, Inc., since 2007; Senior Analyst, Wells Fargo Investment Institute, Inc., 2006; Treasurer, Wells Fargo Alternative Asset Management, LLC, 2011; Senior Financial Analyst, Turbine, Inc.; 2003-2006.

Britta McCorduck (Born 1974)	Secretary	Since 2010
Senior Vice President and Secretary, Wells Fargo Investment Institute, Inc., since 2008; Director and Chief Administrative Officer, AG Edwards Capital, Inc., 2008-2017; Director (2009-2014), Chief Administrative Officer (2005-2014), Wells Fargo Investment Institute, Inc.; Chief Administrative Officer, Senior Vice President, Wells Fargo

Alternative Asset Management, LLC, 2011.

Jeffrey Minerva (Born 1981)	Assistant Treasurer	Since 2013
Senior Fund Reporting Analyst, Wells Fargo Investment Institute, Inc., since 2011; Audit Senior, Deloitte & Touche, LLP, 2007-2011; Audit Senior Associate, Deloitte & Touche, LLP, 2006-2007; Audit Associate, Deloitte & Touche, LLP, 2005-2006.

Daniel J. Mavico (Born 1977)	Chief Compliance Officer	Since 2017
Chief Compliance Officer, GAI Registered Funds, since 2017; Chief Compliance Officer, Wells Fargo Investment Institute, Inc., since 2017; Divisional General Counsel, Financial Advice & Solutions Group, USAA, 2014-2017; Executive Director & Senior Counsel, USAA, 2010-2014; Attorney, Goodwin Procter, 2009-2010.

Sean M. Nicolosi (Born 1973)	Chief Operating Officer	Since 2014
Director of Alternative Investment Operations, Wells Fargo Investment Institute, Inc., since 2014; Chief Operating Officer and Director, Global Alternative Investment Services, Inc., since 2014; Chief Operating Officer and Director, A.G. Edwards Capital, Inc., 2014-2017; Chief Operating Officer and Director, Wells Fargo Investment Institute, Inc., 2014; Vice President and Operations Manager, Wells Fargo Investment

Institute, Inc., 2012-2014; Vice President and Senior Financial Reporting Manager, BNY Mellon Global Investment Services, 2011-2012; Administration Manager, Wells Fargo Investment Institute, Inc., 2005-2011.

(1)	As of July 1, 2018.
(2)	Each officer of the Fund serves for an indefinite term until the date his or her successor is elected and qualified, or until he or she sooner dies, retires, is removed or becomes disqualified.

Role of the Board
The Board oversees the management and operations of the Fund. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the investment adviser and the subadviser, have responsibility for the day-to-day management and operation of the Fund. For example, the investment adviser has responsibility with respect to the investment of the Fund’s assets in accordance with the Fund’s investment policies and restrictions and provides the Fund with certain management, administrative and other services. The Board does not have responsibility for the day-to-day management of the Fund, and its oversight role does not make the Board a guarantor of the Fund’s investments or activities.
The Board has appointed various individuals of the investment adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund’s operations. In conducting its oversight, the Board receives regular reports from these officers and from other senior officers of the investment adviser and the subadviser regarding the Fund’s operations. For example, the Treasurer of the Fund provides reports as to financial reporting matters and representatives of the subadviser periodically report as to the Fund’s investment activities and performance. Some of these reports are provided as part of scheduled Board meetings, which are typically held quarterly in person, and involve the Board’s review of recent Fund operations. From time to time one or more Managers may also interact informally with management between scheduled Board meetings to discuss various topics.
Leadership Structure and Risk Oversight
The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. All of the Fund’s current Managers, with the exception of Adam Taback, are Independent Managers and if elected, Gary Shugrue, David Lee and Robert Seyferth would be an Independent Manager of the Fund. The Board has established three standing committees: an Audit Committee, a Valuation Committee and a Nominating and Compensation Committee.
Fund counsel has advised the Board with respect to matters relating to their responsibilities in connection with the Fund. The Board has determined that its structure, in which all of the Managers except Mr. Taback are Independent Managers, is appropriate in view of the significant advisory and management services that the investment adviser provides to the Fund and potential conflicts of interest that may arise from the Fund’s relationship with the investment adviser.
As part of its oversight function, the Board receives and reviews various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risk and operational risk), Board oversight of different types of risks is handled in different ways. For example, the full Board receives and reviews reports from senior personnel of the investment adviser (including senior compliance, financial reporting and investment personnel) or its affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee participates in the oversight of risk management in certain areas, including meeting with the Fund’s Treasurer and with the Fund’s independent registered public accounting firm (“auditors”) to discuss, among other things, annual audits of the Fund’s financial statements and the auditors’ reports thereon and the auditor’s annual reports on internal control.
Board Meetings and Committees
The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers and for acting as a liaison between the Fund’s auditors and the Board. Currently, the members of the Audit Committee are each of the Independent Managers: James Dunn, Stephen Golding, James Hille, Jonathan Hook and Dennis Schmal. Mr. Golding serves as Chairman of the Audit Committee and is an Audit Committee Financial Expert. He receives a $5,000 fee annually from the Fund Complex for his service as Chairperson of the Audit Committee. If elected, each of the nominees who is “independent” is expected to serve as a member of the Audit Committee.  The Board has adopted a written charter for the Audit Committee, which was most recently reviewed by the Audit Committee at its meeting on February 28, 2019. The Fund does not provide the Audit Committee charter on a website, but a copy of the Audit Committee charter is attached to this Information Statement as Exhibit 2.
The Board has formed a Nominating and Compensation Committee composed of the Independent Managers: James Dunn, Stephen Golding, James Hille, Jonathan Hook and Dennis Schmal. The Nominating and Compensation Committee is responsible for nominating candidates for election or appointment as Independent Managers and undertaking such other duties as shall be required of the Nominating and Compensation Committee from time to time by the Board. The Nominating and Compensation Committee will consider nominees recommended by Members provided such recommendations are provided with reasonable advance written notice to the Chairperson. The Chairperson of the Nominating and Compensation Committee, Mr. Hille, receives no additional compensation in connection with serving in such position. The Board has adopted a written charter for the Nominating and Compensation Committee. The Fund does not provide the Nominating and Compensation Committee charter on a website, but a copy of the Nominating and Compensation Committee charter is attached to this Information Statement as Exhibit 3.

The Board has formed a Valuation Committee composed of the Independent Managers and Adam Taback who is an interested Manager.  Mr. Golding serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for: (i) periodically reviewing the Fund’s procedures for valuing securities, as applicable, and making any recommendations to the Fund with respect thereto; (ii) reviewing proposed changes to those procedures; (iii) periodically reviewing information regarding industry developments in connection with valuation; and (iv) periodically reviewing information regarding fair value and liquidity determinations made pursuant to the procedures, and making recommendations to the Board in connection therewith. The Board has adopted a written charter for the Valuation Committee. The Fund does not provide the Valuation Committee charter on a website, but a copy of the Valuation Committee charter is attached to this Information Statement as Exhibit 4.
During the most recent fiscal year of the Fund, which ended on March 31, 2018, the Board held four regular meetings, the Audit Committee held five meetings, the Nominating and Compensation Committee held four meetings and the Valuation Committee held four meetings. Each Manager attended at least 75% of the total number of meetings of the Board, the Audit Committee, the Nominating and Compensation Committee and the Valuation Committee held during the fiscal year ended March 31, 2018.
Report of the Audit Committee
In discharging its duties, during the 2018 fiscal year, the Audit Committee met with and held discussions with management and with the Fund’s auditor, KPMG LLP (“KPMG”). KPMG has represented that the Fund’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. KPMG provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with representatives of KPMG their firm’s independence with respect to the Fund.
Members are reminded, however, that the members of the Audit Committee are not necessarily professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Fund’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are, in fact, “independent.”
Based on the Audit Committee’s review and discussions of the audited financial statements of the Fund for the fiscal year ended March 31, 2018 with Fund management and KPMG, the Audit Committee recommended to the Board the inclusion of the audited financial statements of the Fund for the fiscal year ended March 31, 2018 in the Annual Report of the Fund.
Compensation Information
The following table sets forth certain information regarding the compensation received by the individuals who currently serve as Managers for the fiscal year ended March 31, 2018 from the Fund and from the Fund Complex. No compensation is paid by the Fund to Managers, if any, who are “interested persons,” as defined by the 1940 Act, of the Fund.
BOARD COMPENSATION TABLE(1)
Name of Manager	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex
Adam Taback*	$0	$0

James Dean(2)	$12,500	$25,000

James Dunn	$12,500	$25,000

Stephen Golding	$15,000	$30,000 (3)

James Hille	$12,500	$25,000

Jonathan Hook	$12,500	$25,000

Dennis Schmal	$12,500	$25,000

* Indicates an Interested Manager.
(1)  For the period from April 1, 2017 to March 31, 2018.
(2)  James Dean departed the Board effective May 11, 2018.
(3)  Mr. Golding receives an additional fee from the Fund Complex of $5,000 annually for his service as Chairperson of the Audit Committee.

No Manager or officer of the Fund currently owns any Shares of the Fund.  As of March 31, 2018, Mr. Taback owned over $100,000 in shares of a registered investment company overseen by Mr. Taback within the same family of investment companies as the Fund.  As of March 31, 2018, Sean Nicolosi, Chief Operating Officer of the Fund owned $10,001-$50,000 in Shares of another registered investment company overseen by the Managers within the same family of investment companies as the Fund.  None of the other Managers or officers of the Fund currently own any interests in any registered investment companies overseen by the Manager within the same family of investment companies as the Fund.

Nominee Equity Ownership
The following table sets forth, as of December 31, 2018, with respect to each nominee, certain information regarding the beneficial ownership of Shares in the Fund and of the equity securities of all registered investment companies overseen by the nominee, if elected, within the same family of investment companies as the Fund.
(1) Name of Nominee	(2) Dollar Range of Shares of the Fund	(3) Aggregate Dollar Range of Equity Securities of All Funds Overseen or to be Overseen by Nominee In Family of Investment Companies
Terrance Gallagher	None	None
Gary Shugrue	None	None
David Lee	None	None
Robert Seyferth	None	None

As of December 31, 2018, none of the Independent Managers or nominees for election as Managers, nor the immediate family members of the Independent Managers or nominees, beneficially owned or owned of record securities of Corbin, or WFII, or of any persons directly or indirectly controlling, controlled by or under common control with Corbin or WFII.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 Act (the “1934 Act”) and Section 30(h) of the 1940 Act, taken together, require the Managers, beneficial owners of more than 10% of a Fund’s Shares, WFII and executive officers of the Fund (collectively, “Reporting Persons”) to file with the SEC reports of their ownership and changes in their ownership of the Fund’s securities. The Fund believes that each of the Reporting Persons who was a Reporting Person during the fiscal year ended March 31, 2018 has complied with applicable filing requirements.

General Information
Investment Adviser
WFII is a North Carolina corporation and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. WFII serves as the manager or investment adviser to registered investment companies and private investment companies, and may, in the future, serve as an investment adviser of other registered and private investment companies. The main office of WFII is located at 401 South Tryon Street, Charlotte, North Carolina 28202, and its telephone number is 1-866-440-7460. The main office of Corbin is located at 590 Madison Avenue, 31st Floor, New York, New York 10022 and its telephone number is (212) 634-7373.
Placement Agent
The placement agent and wholesale agent for the Fund is Global Alternative Investment Services, Inc. and its principal place of business is 401 South Tryon Street, Charlotte, NC 28202. If the New Advisory Agreement is approved, UMB Distribution Services, LLC will serve as the placement agent. The principal place of business of UMB Distribution Services, LLC is 235 W. Galena Street, Milwaukee, WI 53212.
Administrator
The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc. (“Administrator”) serves as the administrator for the Fund and provides accounting and certain administrative and investor services to the Fund. Its address is 400 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809. If the New Advisory Agreement is approved at the Member Meeting and upon the effectiveness of the New Advisory Agreement UMB Fund Services, Inc. will serve as the administrator to the Fund. The office of UMB Fund Services, Inc. is located at 235 W. Galena Street, Milwaukee, WI 53212.
Annual and Semi-Annual Reports
The Fund will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report, to a Member upon request. To request a report, please contact the Fund by calling (886) 440-7460 or writing to c/o Wells Fargo Investment Institute, Inc., 401 South Tryon Street, Charlotte, NC 28202. You may also view or obtain these documents from the SEC (i) in person: at the SEC’s Public Reference Room in Washington, D.C., (ii) by phone: 1-202-942-8090, (iii) by mail: Public Reference Section, Securities and Exchange Commission (duplicating fee required), (iv) by e-mail: publicinfo@sec.gov, or (v) by Internet: www.sec.gov.
Independent Registered Public Accounting Firm
The engagement of KPMG as the independent registered public accounting firm of the Fund for the fiscal year ending March 31, 2018 was approved by the Audit Committee of the Fund, and the selection of KPMG was unanimously ratified by the Board, including the separate vote of all of the

Independent Managers, at meetings of the Audit Committee and the Board held on May 10, 2018. KPMG, with its office at Two Financial Center, 60 South Street, Boston, MA 02111 has served in such capacity with respect to the Fund since the inception of the Fund. Representatives of KPMG are not expected to be present at the Member Meeting, but have been given an opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.
Audit Fees

For the fiscal years ended March 31, 2017 and March 31, 2018, the aggregate fees billed by KPMG for professional services rendered for the annual audit of the Fund's financial statements were as follows:

2017	2018
$140,250	$143,755

Audit-Related Fees
For the fiscal years ended March 31, 2017 and March 31, 2018, the aggregate fees billed by KPMG for assurance and related services reasonably related to the performance of the annual audit of the Fund’s financial statements and not reported under Audit Fees above were as follows:
2017	2018
$0	$0

Audit-related fees include certain agreed-upon procedures performed for semi-annual reports to Members and technical research on accounting and disclosure matters.
During its regularly scheduled meetings, the Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by KPMG to the Fund.
Tax Fees
For the fiscal years ended March 31, 2017 and March 31, 2018, the aggregate fees billed by KPMG for tax compliance, tax advice, and tax planning with respect to the Fund were as follows:
2017	2018
$39,000	$39,000

All Other Fees
For the fiscal years ended March 31, 2017 and March 31, 2018, the fees billed by KPMG for services provided to the Fund other than those described above was $100,000 and $0, respectively.

Aggregate Non-Audit Fees
For the fiscal years ended March 31, 2017 and March 31, 2018, the non-audit fees billed by KPMG for services rendered to: the Fund, WFII and any entity controlling, controlled by or under common control with WFII that provides ongoing services to the Fund was $39,000 and $39,000, respectively.
All such services provided to WFII and any such control person were pre-approved by the Audit Committee.
Appraisal Rights
Members do not have any appraisal rights in connection with the Proposals.
By Order of the Board of Managers

/s/ Adam Taback Name: Adam Taback Title: President Date: March 21, 2019

EXHIBIT 1
FORM OF ADVISORY AGREEMENT
[ATTACHED HERETO]

EXHIBIT 2
AUDIT COMMITTEE CHARTER
[ATTACHED HERETO]

EXHIBIT 3
NOMINATING AND COMPENSATION COMMITTEE CHARTER

[ATTACHED HERETO]

EXHIBIT 4
VALUATION COMMITTEE CHARTER

[ATTACHED HERETO]